UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 4, 2017

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.
ODAC Credit Agreement Amendment
On May 4, 2017, On Deck Asset Company, LLC (“ODAC”), a wholly-owned subsidiary of On Deck Capital, Inc. (the “Company”), amended and restated its existing asset-backed revolving debt facility, which is utilized solely for the financing of the Company’s line of credit offering. On that date, ODAC entered into that certain Fourth Amended and Restated Credit Agreement (the “Fourth A&R Credit Agreement”) with the Lenders party thereto from time to time and WM 2016-1, LLC, as Administrative Agent for the Lenders (the “Administrative Agent”), and Deutsche Bank Trust Company Americas, as Paying Agent and as Collateral Agent for the Secured Parties (the “Collateral Agent”). The Fourth A&R Credit Agreement amends and restates the Third Amended and Restated Credit Agreement (as amended, the “Third A&R Credit Agreement”), dated as of April 28, 2016, by and among ODAC, as Borrower, the Lenders party thereto from time to time, the Administrative Agent and the Collateral Agent. The Third A&R Credit Agreement was previously filed as Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.
The Fourth A&R Credit Agreement provides for:

•	an increase in the Lender’s revolving commitments from an aggregate amount of $75 million to $100 million;

•	an approximately two year extension of the revolving commitment period during which ODAC may utilize funding capacity under the facility to May 3, 2019;

•	a decrease in the revolving loans interest rate to LIBOR (minimum of 0.75%) + 7.25% from LIBOR (minimum of 0.0%) + 9.25%;

•	an increase in the borrowing advance rate from 75% to 85%;

•	certain changes to portfolio performance covenants; and

•	various related technical, definitional, conforming and other changes.
The foregoing description of the Fourth A&R Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Fourth A&R Credit Agreement, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 2017.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2017	On Deck Capital, Inc.

/s/ Howard Katzenberg
Howard Katzenberg Chief Financial Officer